UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 15, 2010 (January 11, 2010)
Date of Report (Date of earliest event reported)

 STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-24015	54-1890464
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13962 Park Center Road
Herndon, Virginia 20171

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (703) 674-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits filed herewith) that are not purely historical facts, including statements regarding SteelCloud, Inc.’s (“SteelCloud” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risk factors include, among others: SteelCloud’s ability to obtain financing in the short term; SteelCloud’s ability to obtain a listing for its securities on the Over-the-Counter Bulletin Board; general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability of qualified personnel; and the risk factors set forth from time to time in the reports SteelCloud files with the Securities and Exchange Commission.  SteelCloud undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01    Entry Into a Material Definitive Agreement

On January 11, 2010, SteelCloud entered into a Purchase and Sale Agreement (the “Agreement”) with Global Technology Partners, Inc., a Maryland Corporation (the “Purchaser”).

Pursuant to the Agreement, on January 15, 2010, SteelCloud will sell to the Purchaser a portion of its consulting business, consisting of certain consulting contracts and related agreements, and assign all of its rights to employment and independent contractor contracts for certain of its contractors and employees engaged in the consulting business (the “Assets”).  As consideration for the sale of the Assets, the Purchaser agreed to pay a base price of one hundred forty thousand dollars ($140,000) (the “Base Price”) of which (a) seventy thousand dollars ($70,000) was paid upon the execution of the Agreement, and (b) seventy thousand dollars ($70,000) which shall be paid on January 15, 2010; however, this payment may be forfeited to Purchaser if a novation is not approved by the government and certain payments due to Purchaser from the Assets are not made to Purchaser.  In addition to the Base Price, the Agreement provides for contingent payments in the amount of (a) one hundred thousand dollars ($100,000) in the event certain payments are made pursuant to certain of the Assets, and (b) twenty percent (20%) of the gross margin from all revenue generated from the Assets for the period beginning from January 11, 2010 and ending on January 11, 2011.

Pursuant to the Agreement, the parties agreed to cooperate in obtaining novations of all governmental contracts included in the Assets.  SteelCloud agreed to guarantee payment of all liabilities and the performance of all obligations that Purchaser assumed under any governmental contracts included in the Assets.

The Agreement contains standard representations and warranties for a transaction of this type. The terms of the transaction were the result of arm’s length negotiations between SteelCloud and the Purchaser.  Prior to the completion of the transaction, neither SteelCloud nor any of its affiliates or officers, directors or their associates had any material relationship with the Purchaser, other than in respect of the Agreement and the transactions contemplated therein and related thereto.

In connection with the Agreement, SteelCloud obtained a Release of Lien (the “Release”) from Caledonia Capital Corporation (“Caledonia”), pursuant to which Caledonia released and waived its interest in the Assets, including any receivables due thereunder, which SteelCloud pledged and assigned as collateral security under the Line of Credit and Security Agreement dated November 3, 2009, by and between SteelCloud and Caledonia (the “Line of Credit”).

The foregoing summary of the terms of the Agreement, the Release and the Line of Credit does not purport to summarize all of the provisions of these documents, and the transactions contemplated therein, and is qualified in its entirety by reference to (a) the Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K, (b) the Release filed as Exhibit 10.2 to this Current Report on Form 8-K, and (c) the Line of Credit filed as Exhibit 10.1 to the Current Report on Form 8-K filed by SteelCloud with the Securities and Exchange Commission on November 9, 2009.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.01.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between SteelCloud, Inc. and Global Technology Partners, Inc., dated January 11, 2010.
10.2	Release of Lien by and between SteelCloud, Inc. and Caledonia Capital Corporation, dated January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

STEELCLOUD, INC.

By:	/s/ Brian H. Hajost
Brian H. Hajost, Chief Executive Officer

January 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Purchase and Sale Agreement by and between SteelCloud, Inc. and Global Technology Partners, Inc., dated January 11, 2010.
10.2	Release of Lien by and between SteelCloud, Inc. and Caledonia Capital Corporation, dated January 8, 2010.